Report of Independent Auditors


The Board of Directors
American Enterprise Life Insurance Company

We have audited the financial statements of American Enterprise Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 5, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 24(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
February 5, 1998
Minneapolis, Minnesota

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AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1997


-----------------------------------------------------------------------------
Column A                             Column B     Column C      Column D

Type of Investment                    Cost        Value      Amount at which
                                                              shown in the
                                                              balance sheet
-----------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)         $   198,733 $    199,401 $         198,733
        States, municipalities and
          political subdivisions        3,003        3,176             3,003
        All other corporate bonds (b) 984,946    1,020,531           984,946
                                   ----------  -----------  ----------------
             Total held to maturity 1,186,682    1,223,108         1,186,682

    Available for sale:
        United States Government and
          government agencies and
          authorities (c)           1,245,323    1,274,729         1,274,729
        States, municipalities and
           political subdivisions           0            0                 0
        All other corporate bonds   1,364,298    1,411,070         1,411,070
                                    ---------- -----------  ----------------
           Total available for sale 2,609,621    2,685,799         2,685,799

Mortgage loans on real estate         738,052    XXXXXXXXX           738,052
Other investments                      16,024    XXXXXXXXX            16,024
                                   ----------               ----------------

             Total investments    $ 4,550,379   $XXXXXXXXX   $     4,626,557
                                   ==========               ================

(a)- Includes mortgage-backed securities with a cost and market value of $187,613 and $187,571, respectively.
(b)- Includes mortgage-backed securities with a cost and market value of $14,448 and $14,620, respectively.
(c)- Includes mortgage-backed securities with a cost and market value of $1,243,246 and $1,272,639, respectively.
(d)- Includes mortgage-backed securities with a cost and market value of $91,081 and $93,666, respectively.


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AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

-----------------------------------------------------------------------------------------------
        Column A                Column B                    Column C      Column D      Column E

                                           Additions
                               ---------------------------------
                               Balance at                  Charged to
      Description              Beginning    Charged to     Other Accounts-Deductions-  Balance at End
                               of Period  Costs & Expenses Describe      Describe      of Period
-----------------------------------------------------------------------------------------------
For the year ended
  December 31, 1997
---------------------------
Reserve for Mortgage Loans .     $2,370      $1,348        $    0        $    0        $3,718
Reserve for Fixed Maturities     $   16      $  799        $    0        $    0        $  815

For the year ended
  December 31, 1996
---------------------------
Reserve for Mortgage Loans .     $  0        $2,370        $    0        $    0        $2,370
Reserve for Fixed Maturities     $  9        $    7        $    0        $    0        $   16

For the year ended
  December 31, 1995
---------------------------

Reserve for Fixed Maturities     $  0        $    9        $    0        $    0        $    9
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